Exhibit 10.1

RNS SOFTWARE, INC.

2189 West 2nd Avenue, Suite 11

Vancouver, BC V6K 1H7

February 15, 2008

Regena Therapeutics, Inc.

2116 Financial Center

Des Moines, Iowa 50309

Re:

Securities Exchange Agreement (as amended by Amendments dated as of July 30, 2007, August 29, 2007, October 31, 2007 and January 28, 2008, the “Exchange Agreement”) dated April 30, 2007, entered into by and among RNS Software, Inc., Regena Therapeutics, Inc. and the shareholders of Regena

To Whom It May Concern:

This correspondence will serve as notice of RNS Software, Inc.’s termination of the above referenced Agreement.  Section 7.1.(e) of the amended Agreement allows for termination of the Agreement upon thirty days prior written notice of termination to the other parties.

Further, RNS Software, Inc. requests a waiver of the thirty days notice and asks for immediate termination of the Agreement.  Please evidence your consent to immediate termination of the Agreement by signing below and returning an executed copy of this letter to legal counsel, Cletha Walstrand, by fax.  Fax number 435-688-7318.

Very truly yours,

/s/ Livio Susin

Livio Susin

President

We hereby agree to immediate termination of the Exchange Agreement, as amended.

REGENA Therapeutics, Inc.

Regena Shareholders

By: /s/ Kurt A. Heiar

By: /s/ Kurt A. Heiar

Kurt A. Heiar

REGENACORP, Inc.

By: /s/ T.J. Johnsrud